As filed with the Securities and Exchange Commission on May 15, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TERADATA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	75-3236470
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
_______________

17095 Via Del Campo
San Diego, California 92127
(Address of Principal Executive Offices and Zip Code)

TERADATA 2023 STOCK INCENTIVE PLAN
(AMENDED AND RESTATED AS OF MAY 15, 2025)
(Full title of plan)
_______________

Margaret A. Treese
Chief Legal Officer and Secretary
Teradata Corporation
17095 Via Del Campo
San Diego, California 92127
(Name and address of agent for service)

(866) 548-8348
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

    This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 3,687,000 shares of common stock, $0.01 par value per share (“Common Stock”), of Teradata Corporation, a Delaware corporation (the “Company”), that may be issued or sold under the Teradata 2023 Stock Incentive Plan (Amended and Restated as of May 15, 2025) (the “Amended Plan”).

    The Company initially registered 5,975,890 shares of Common Stock for issuance under the Teradata 2023 Stock Incentive Plan on a Form S-8 Registration Statement (File No. 333-271867) (the “Original Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2023 and registered an additional 3,480,000 shares of common stock for issuance under the Plan on a Form S-8 Registration Statement (File No. 333-279480) filed with the SEC on May 17, 2024 (the “First Additional Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statement and the First Additional Registration Statement are incorporated herein by reference, except that the provisions contained in Part II of the Original Registration Statement and the First Additional Registration Statement are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

____________________

*	As permitted under Rule 428 under the Securities Act and the Note to Part I of Form S-8, this Registration Statement omits the information specified in Part I of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by Teradata Corporation (the “Company” or the “Registrant”) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any portions of such documents that were furnished and not filed):

1.    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

2.    The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025.

3.    The Company’s Current Reports on Form 8-K on February 11, 2025 (as amended by Amendment No. 1 filed February 26, 2025), February 26, 2025, May 5, 2025, and May 15, 2025.

    4.    The description of the Company’s Common Stock set forth in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and including any further amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein
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modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters in connection with the Common Stock offered pursuant to the Amended Plan will be passed upon for the Company by Angela D. Snavely, an employee of the Company and its Senior Vice President, Corporate, Ethics, and Compliance Officer and Assistant Secretary. Ms. Snavely is eligible to participate in the Amended Plan and also owns other rights to acquire shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Incorporated by reference to Item 6 of the Original Registration Statement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1
Amended and Restated Certificate of Incorporation of Teradata Corporation, as amended and restated on September 24, 2007. Incorporated herein by reference to Exhibit 3.1 to Teradata Corporation’s Current Report on Form 8-K dated September 25, 2007 (SEC File No. 001-33458)

4.2
Amended and Restated Bylaws of Teradata Corporation, as amended and restated on October 31, 2022. Incorporated herein by reference to Exhibit 3.1 to Teradata Corporation’s Current Report on Form 8-K dated November 1, 2022 (SEC File No. 001-33458)

4.3
Teradata 2023 Stock Incentive Plan (Amended and Restated as of May 15, 2025) Incorporated herein by reference to Appendix A to Teradata Corporation’s 2025 Proxy Statement on Schedule 14A dated March 27, 2025 (SEC File No. 001-33458)

5.1	Opinion of Angela D. Snavely, Senior Vice President, Corporate, Ethics, and Compliance Officer and Assistant Secretary, with respect to the legality of the securities being registered*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Angela D. Snavely (contained in her opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney*

107	Calculation of Filing Fee Table*
______________
*Filed herewith.

ITEM 9. UNDERTAKINGS.

Incorporated by reference to Item 9 of the Original Registration Statement.
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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 15th day of May, 2025.

    TERADATA CORPORATION

    By: /s/ Margaret A. Treese
     Margaret A. Treese
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stephen McMillan Stephen McMillan	Director, President and Chief Executive Officer (Principal Executive Officer)	May 15, 2025
/s/ John Ederer John Ederer	Chief Financial Officer (Principal Financial and Accounting Officer)	May 15, 2025
/s/ Margaret A. Treese
Margaret A. Treese
As attorney-in-fact for Lisa R.
Bacus, Timothy C.K. Chou,
Daniel R. Fishback, Michael P. Gianoni, Todd E. McElhatton, Kimberly K. Nelson, Joanne B.
Olsen and John G. Schwarz
	Directors	May 15, 2025

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